Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE FOURTH QUARTER RESULTS

EXCEED HIGH END OF COMPANY’S GUIDANCE

Continuing Operations Income of $0.42 per Diluted Share Exceeds Guidance of $0.30 to $0.35

Full Year Continuing Operations Income of $1.60 per Diluted Share Up 4% from $1.54 Last Year

Fiscal 2009 Operating Cash Flows Grew 36% to $234 Million

Company Maintains 2010 EPS Range of $1.20 to $1.35

Company Provides First Quarter 2010 EPS Guidance of $0.35 to $0.45

LOUISVILLE, Ky. (February 22, 2010) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2009. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Financial and Operating Highlights:

•	Consolidated fourth quarter revenues grew 3% to $1.1 billion compared to the fourth quarter of 2008

•	Fourth quarter income from continuing operations totaled $17 million or $0.42 per diluted share

•	Hospitals reported strong admissions growth in the fourth quarter

—  Reported hospital admissions grew 6% compared to last year’s fourth quarter

—  Same-facility aggregate admissions grew 7%; non-government admissions grew 20%

—  Volume growth impact in the quarter was partially offset by softer pricing

•	Nursing centers reported solid fourth quarter results relative to expectations

—  Professional liability costs were lower than expected

•	Peoplefirst Rehabilitation operating income grew 19% from last year’s fourth quarter

—  Despite some contract losses, fourth quarter revenues grew 4% from last year

—  Therapist productivity continued to rise while turnover remained low

•	Company reported strong operating cash flows for the full year

—  Operating cash flows surged to $234 million, up 36% from $172 million in fiscal 2008

—  Net of excess cash, revolving credit borrowings declined approximately $80 million in 2009

—  Company’s overall leverage profile improved at December 31, 2009 compared to a year ago

•	Routine and development capital expenditures were fully funded through internal sources in both years

—  These expenditures totaled $146 million in 2009 compared to $149 million in 2008

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2009 increased 3% to $1.1 billion compared to $1.0 billion in the same period last year. Income from continuing operations for the fourth quarter of 2009 totaled $16.3 million or $0.42 per diluted share compared to $21.7 million or $0.55 per diluted share in the fourth quarter last year.

Discontinued Operations

During 2009 and 2008, the Company entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and gains or losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

For the fourth quarter of 2009, the Company reported income from discontinued operations totaling $2.4 million or $0.06 per diluted share compared to $1.0 million or $0.03 per diluted share in the fourth quarter of 2008.

In the fourth quarter of 2009, the Company reported a gain of $0.6 million or $0.01 per diluted share related to the divestiture of discontinued operations. During the same period in 2008, the Company recorded a loss of $1.5 million or $0.04 per diluted share related to these divestitures.

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2009 increased 4% to $4.3 billion compared to $4.1 billion in the previous year. Income from continuing operations totaled $62.6 million or $1.60 per diluted share in 2009 compared to $60.5 million or $1.54 per diluted share in 2008.

Operating results in 2009 included a favorable income tax adjustment that increased income from continuing operations by approximately $1.8 million or $0.04 per diluted share. Operating results in 2008 included certain items that, in the aggregate, increased income from continuing operations by approximately $1.7 million or $0.04 per diluted share.

Discontinued Operations

In 2009, the Company reported income from discontinued operations totaling $0.9 million or $0.02 per diluted share compared to a loss of $3.4 million or $0.09 per diluted share in 2008.

Losses on the divestiture of discontinued operations totaled $23.4 million or $0.60 per diluted share for 2009 compared to $20.8 million or $0.53 per diluted share for 2008.

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

Management Commentary

“Our fourth quarter operating results were better than expected as we continued to work through a difficult reimbursement environment in both our hospitals and nursing and rehabilitation centers,” remarked Paul J. Diaz, President and Chief Executive Officer of the Company. “Despite these headwinds, we made progress in each of our three divisions and are well positioned going into 2010.”

Commenting on the Company’s fourth quarter results, Mr. Diaz noted, “In our hospital business, we reported higher growth rates in admissions than in any quarter this year as we continued to expand our service lines and attract more commercial business. Despite some softness in our Medicare volumes, our nursing centers reported stable operating results as we continued to improve our employee retention rates, quality indicators and customer satisfaction levels. Finally, Peoplefirst Rehabilitation reported solid growth in revenues and operating income as we remained focused on contract labor management, growth in productivity and value creation for our customers.”

Mr. Diaz further noted, “The significant growth in operating cash flows in 2009 allowed us to fund our ongoing capital spending programs, our hospital development projects and the development of our transitional care centers and units in selected nursing and rehabilitation centers. At the same time, we reduced our outstanding revolving credit borrowings, net of excess cash, by approximately $80 million. As we begin our new fiscal year, we will continue to focus on maximizing cash flows to fund our growth initiatives and reduce our leverage.”

With respect to the Company’s capital spending activities, Mr. Diaz noted, “Our organic growth and development strategy continued in 2009. We opened a new 60-bed hospital in Florida and a 38-bed hospital-based sub-acute unit in California in 2009 and continued to develop five additional hospitals which are expected to open over the next two years.”

Mr. Diaz concluded, “We are pleased with our overall performance in 2009. Despite significant government rate pressures during the course of the year, we continued to reduce turnover, improve the quality of our services and achieved year-over-year earnings growth that exceeded the high end of our 2009 earnings guidance range. Looking forward, we will continue to focus on our employees and our clinical outcomes as well as organic growth opportunities at each of our sites of service.”

2010 Earnings Guidance – Continuing Operations

The Company maintained its 2010 earnings guidance for continuing operations. The Company expects consolidated revenues for 2010 to approximate $4.5 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $571 million to $579 million. Rent expense is expected to approximate $360 million, while depreciation, amortization and net interest expense are expected to approximate $128 million. Income from continuing operations for 2010 is expected to approximate $48 million to $54 million or $1.20 to $1.35 per diluted share (based upon diluted shares of 39 million).

The Company also provided its earnings outlook for the first quarter of 2010, estimating income from continuing operations to range from $14 million to $18 million or $0.35 to $0.45 per diluted share (based upon diluted shares of 39 million).

The Company indicated that the earnings guidance includes the estimated impact of the new RUGs IV Medicare payment system changes for nursing centers as well as the new Medicare rules regarding concurrent therapy, both of which are scheduled to become effective on October 1, 2010. The Company also indicated that the earnings guidance does not reflect other significant changes in reimbursement, any material acquisitions or divestitures or any repurchases of common stock.

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

With respect to the Company’s earnings guidance, Mr. Diaz noted, “As in the past, we think that the quarterly allocation of our expected annual 2010 earnings per share should generally reflect stronger seasonal operating performance in the first and fourth quarters of the year, with significantly weaker results in the third quarter. In particular, we think that the typical seasonal weakness in the third quarter will likely result in diluted earnings per share between break-even and $0.10 for the period.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the fourth quarter 2009 conference call through a link on Kindred’s website at www.kindredhealthcare.com. The conference call will be held February 23, 2010 at 1:00 p.m. Eastern Time.

A telephone replay of the conference call will be available at approximately 4:00 p.m. on February 23 by dialing (719) 457-0820, access code: 3046261. The replay will be available through March 4.

Investor Day

The Company will host its annual Investor Day in New York City on Thursday, May 6, 2010. The event will be webcast live beginning at 10:00 a.m. (Eastern Time) and conclude at approximately 1:00 p.m.

Any written materials accompanying the Investor Day presentation will be available on Kindred’s website at the time of the presentation and the webcast and written materials will be archived at www.kindredhealthcare.com following the event.

Interested investors should contact Ms. Teresa Kappner at teresa.kappner@kindredhealthcare.com or (502) 596-7276 for additional information.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the potential impact of healthcare reform, which would initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform would impact each of the Company’s businesses in some manner. Due to the unsettled nature of the current healthcare reform bills, the substantial regulatory changes that would need to be

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

implemented by the Center for Medicare and Medicaid Services and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, Medicare Part D and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (c) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (d) the impact of the SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the three-year moratorium on future hospital development that expires December 29, 2010, (e) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the so-called “25 Percent Rule,” which would limit certain patient admissions, (f) failure of the Company’s facilities to meet applicable licensure and certification requirements, (g) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (h) the Company’s ability to meet its rental and debt service obligations, (i) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR), (j) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact its investment portfolio, (k) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (l) the Company’s ability to control costs, particularly labor and employee benefit costs, (m) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (n) the Company’s ability to attract and retain key executives and other healthcare personnel, (o) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (p) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims, (q) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (r) the Company’s ability to successfully dispose of unprofitable facilities, (s) events or circumstances which could result in impairment of an asset or other charges, (t) changes in generally accepted accounting principles or practices, and (u) the Company’s ability to maintain an effective system of internal control over financial reporting.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

performance. A reconciliation of the estimated operating income to income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-200 private employer in the United States, is a healthcare services company based in Louisville, Kentucky with annual revenues of over $4 billion and approximately 54,100 employees in 41 states. At December 31, 2009, Kindred through its subsidiaries provided healthcare services in 621 locations, including 83 long-term acute care hospitals, 222 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 316 non-affiliated facilities. Ranked first in Fortune magazine’s 2009 Most Admired Companies “Health Care: Medical Facilities” category, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenues	$1,069,991	$1,036,219	$4,270,007	$4,093,864

Income from continuing operations	$16,345	$21,654	$62,612	$60,460
Discontinued operations, net of income taxes:
Income (loss) from operations	2,396	970	931	(3,399)
Gain (loss) on divestiture of operations	567	(1,430)	(23,432)	(20,776)

Net income	$19,308	$21,194	$40,111	$36,285

Earnings per common share:
Basic:
Income from continuing operations	$0.42	$0.56	$1.61	$1.56
Discontinued operations:
Income (loss) from operations	0.06	0.02	0.02	(0.09)
Gain (loss) on divestiture of operations	0.01	(0.04)	(0.60)	(0.53)

Net income	$0.49	$0.54	$1.03	$0.94

Diluted:
Income from continuing operations	$0.42	$0.55	$1.60	$1.54
Discontinued operations:
Income (loss) from operations	0.06	0.03	0.02	(0.09)
Gain (loss) on divestiture of operations	0.01	(0.04)	(0.60)	(0.53)

Net income	$0.49	$0.54	$1.02	$0.92

Shares used in computing earnings per common share:
Basic	38,465	38,123	38,339	37,830
Diluted	38,693	38,265	38,502	38,397

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenues	$1,069,991	$1,036,219	$4,270,007	$4,093,864

Salaries, wages and benefits	617,961	597,291	2,483,086	2,374,163
Supplies	86,408	80,780	333,056	317,149
Rent	88,084	84,325	348,248	338,673
Other operating expenses	222,521	209,093	886,205	854,383
Other income	(2,947)	(3,210)	(11,512)	(17,407)
Depreciation and amortization	31,893	29,745	125,730	120,022
Interest expense	1,432	3,835	7,880	15,373
Investment income	(1,159)	(843)	(4,413)	(7,096)

	1,044,193	1,001,016	4,168,280	3,995,260

Income from continuing operations before income taxes	25,798	35,203	101,727	98,604
Provision for income taxes	9,453	13,549	39,115	38,144

Income from continuing operations	16,345	21,654	62,612	60,460
Discontinued operations, net of income taxes:
Income (loss) from operations	2,396	970	931	(3,399)
Gain (loss) on divestiture of operations	567	(1,430)	(23,432)	(20,776)

Net income	$19,308	$21,194	$40,111	$36,285

Earnings per common share:
Basic:
Income from continuing operations	$0.42	$0.56	$1.61	$1.56
Discontinued operations:
Income (loss) from operations	0.06	0.02	0.02	(0.09)
Gain (loss) on divestiture of operations	0.01	(0.04)	(0.60)	(0.53)

Net income	$0.49	$0.54	$1.03	$0.94

Diluted:
Income from continuing operations	$0.42	$0.55	$1.60	$1.54
Discontinued operations:
Income (loss) from operations	0.06	0.03	0.02	(0.09)
Gain (loss) on divestiture of operations	0.01	(0.04)	(0.60)	(0.53)

Net income	$0.49	$0.54	$1.02	$0.92

Shares used in computing earnings per common share:
Basic	38,465	38,123	38,339	37,830
Diluted	38,693	38,265	38,502	38,397

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31,	December 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$16,303	$140,795
Cash - restricted	5,820	5,104
Insurance subsidiary investments	106,834	123,535
Accounts receivable less allowance for loss	610,959	611,032
Inventories	22,303	22,325
Deferred tax assets	42,791	58,296
Income taxes	17,447	47,257
Other	21,194	20,843

	843,651	1,029,187

Property and equipment	1,515,700	1,392,636
Accumulated depreciation	(765,602)	(656,676)

	750,098	735,960

Goodwill	81,223	72,244
Intangible assets less accumulated amortization	64,491	64,367
Assets held for sale	8,806	7,786
Insurance subsidiary investments	100,223	122,058
Deferred tax assets	110,930	100,751
Other	62,802	49,408

	$2,022,224	$2,181,761

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$161,066	$178,246
Salaries, wages and other compensation	287,772	281,542
Due to third party payors	28,261	33,122
Professional liability risks	47,076	55,447
Other accrued liabilities	78,358	76,832
Long-term debt due within one year	86	81

	602,619	625,270

Long-term debt	147,647	349,433
Professional liability risks	195,126	187,804
Deferred credits and other liabilities	110,238	104,279

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,104 shares - December 31, 2009 and 38,909 shares - December 31, 2008	9,776	9,727
Capital in excess of par value	820,407	812,141
Accumulated other comprehensive loss	(423)	(3,619)
Retained earnings	136,834	96,726

	966,594	914,975

	$2,022,224	$2,181,761

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$19,308	$21,194	$40,111	$36,285
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,893	29,996	126,404	122,265
Amortization of stock-based compensation costs	2,357	2,831	9,905	12,637
Provision for doubtful accounts	7,573	10,299	29,320	32,336
Deferred income taxes	16,097	25,714	10,876	20,793
(Gain) loss on divestiture of discontinued operations	(567)	1,430	23,432	20,776
Other	6	2,975	(1,186)	1,029
Change in operating assets and liabilities:
Accounts receivable	46,828	78,677	(29,247)	(46,610)
Inventories and other assets	(5,631)	(6,609)	(17,386)	(11,489)
Accounts payable	34	12,360	(4,088)	(13,953)
Income taxes	(3,365)	(12,136)	35,009	9,052
Due to third party payors	(2,029)	(8,500)	(6,369)	(8,309)
Other accrued liabilities	(20,993)	(14,988)	16,939	(2,527)

Net cash provided by operating activities	91,511	143,243	233,720	172,285

Cash flows from investing activities:
Routine capital expenditures	(23,082)	(26,722)	(97,550)	(109,926)
Development capital expenditures	(9,669)	(9,802)	(48,058)	(38,751)
Acquisitions	—	—	(83,432)	(48,824)
Sale of assets	11,948	—	25,967	27,984
Purchase of insurance subsidiary investments	(25,997)	(26,717)	(103,477)	(121,693)
Sale of insurance subsidiary investments	24,733	30,309	122,410	119,810
Net change in insurance subsidiary cash and cash equivalents	5,153	(9,035)	22,005	31,064
Change in other investments	—	—	2,002	7,002
Other	(339)	(60)	3,538	2,568

Net cash used in investing activities	(17,253)	(42,027)	(156,595)	(130,766)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	261,900	378,200	1,214,400	1,498,000
Repayment of borrowings under revolving credit	(365,300)	(357,800)	(1,416,100)	(1,424,300)
Repayment of capital lease obligation	—	—	—	(16,268)
Payment of deferred financing costs	(251)	(118)	(855)	(508)
Issuance of common stock	389	—	957	8,865
Other	4	2	(19)	610

Net cash provided by (used in) financing activities	(103,258)	20,284	(201,617)	66,399

Change in cash and cash equivalents	(29,000)	121,500	(124,492)	107,918
Cash and cash equivalents at beginning of period	45,303	19,295	140,795	32,877

Cash and cash equivalents at end of period	$16,303	$140,795	$16,303	$140,795

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	2008 Quarters					2009 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year

Revenues	$1,034,475	$1,026,041	$997,129	$1,036,219	$4,093,864	$1,069,474	$1,073,054	$1,057,488	$1,069,991	$4,270,007

Salaries, wages and benefits	592,240	587,416	597,216	597,291	2,374,163	615,218	620,830	629,077	617,961	2,483,086
Supplies	77,834	80,769	77,766	80,780	317,149	80,336	83,912	82,400	86,408	333,056
Rent	83,623	85,860	84,865	84,325	338,673	85,201	86,882	88,081	88,084	348,248
Other operating expenses	223,973	213,544	207,773	209,093	854,383	220,405	221,755	221,524	222,521	886,205
Other income	(4,717)	(5,167)	(4,313)	(3,210)	(17,407)	(2,872)	(2,823)	(2,870)	(2,947)	(11,512)
Depreciation and amortization	30,558	30,545	29,174	29,745	120,022	30,490	31,355	31,992	31,893	125,730
Interest expense	4,921	2,907	3,710	3,835	15,373	2,478	2,229	1,741	1,432	7,880
Investment income	(3,247)	(2,335)	(671)	(843)	(7,096)	(1,475)	(1,033)	(746)	(1,159)	(4,413)

	1,005,185	993,539	995,520	1,001,016	3,995,260	1,029,781	1,043,107	1,051,199	1,044,193	4,168,280

Income from continuing operations before income taxes	29,290	32,502	1,609	35,203	98,604	39,693	29,947	6,289	25,798	101,727
Provision (benefit) for income taxes	12,080	13,025	(510)	13,549	38,144	16,352	12,409	901	9,453	39,115

Income from continuing operations	17,210	19,477	2,119	21,654	60,460	23,341	17,538	5,388	16,345	62,612
Discontinued operations, net of income taxes:
Income (loss) from operations	(2,520)	(528)	(1,321)	970	(3,399)	(581)	(897)	13	2,396	931
Gain (loss) on divestiture of operations	—	2,712	(22,058)	(1,430)	(20,776)	—	(24,051)	52	567	(23,432)

Net income (loss)	$14,690	$21,661	$(21,260)	$21,194	$36,285	$22,760	$(7,410)	$5,453	$19,308	$40,111

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.45	$0.50	$0.05	$0.56	$1.56	$0.60	$0.45	$0.14	$0.42	$1.61
Discontinued operations:
Income (loss) from operations	(0.07)	(0.01)	(0.03)	0.02	(0.09)	(0.02)	(0.02)	—	0.06	0.02
Gain (loss) on divestiture of operations	—	0.07	(0.57)	(0.04)	(0.53)	—	(0.62)	—	0.01	(0.60)

Net income (loss)	$0.38	$0.56	$(0.55)	$0.54	$0.94	$0.58	$(0.19)	$0.14	$0.49	$1.03

Diluted:
Income from continuing operations	$0.44	$0.49	$0.05	$0.55	$1.54	$0.60	$0.45	$0.14	$0.42	$1.60
Discontinued operations:
Income (loss) from operations	(0.06)	(0.01)	(0.03)	0.03	(0.09)	(0.02)	(0.02)	—	0.06	0.02
Gain (loss) on divestiture of operations	—	0.07	(0.56)	(0.04)	(0.53)	—	(0.62)	—	0.01	(0.60)

Net income (loss)	$0.38	$0.55	$(0.54)	$0.54	$0.92	$0.58	$(0.19)	$0.14	$0.49	$1.02

Shares used in computing earnings (loss) per common share:
Basic	37,444	37,714	38,034	38,123	37,830	38,184	38,307	38,398	38,465	38,339
Diluted	38,061	38,474	38,894	38,265	38,397	38,315	38,415	38,524	38,693	38,502

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(In thousands)

	2008 Quarters					2009 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues:
Hospital division	$476,167	$461,064	$434,774	$465,317	$1,837,322	$492,509	$487,145	$468,069	$485,169	$1,932,892

Health services division	519,543	525,162	521,074	527,518	2,093,297	529,942	537,545	539,217	543,638	2,150,342

Rehabilitation division	104,499	106,318	106,796	109,707	427,320	117,647	120,450	122,625	114,316	475,038

	1,100,209	1,092,544	1,062,644	1,102,542	4,357,939	1,140,098	1,145,140	1,129,911	1,143,123	4,558,272

Eliminations	(65,734)	(66,503)	(65,515)	(66,323)	(264,075)	(70,624)	(72,086)	(72,423)	(73,132)	(288,265)

	$1,034,475	$1,026,041	$997,129	$1,036,219	$4,093,864	$1,069,474	$1,073,054	$1,057,488	$1,069,991	$4,270,007

Income from continuing operations:
Operating income (loss):
Hospital division	$96,802	$85,886	$64,818	$97,861	$345,367	$100,899	$91,027	$78,674	$93,211	$363,811

Health services division	73,291	87,962	79,133	81,428	321,814	75,574	79,522	73,383	77,111	305,590

Rehabilitation division	11,486	10,178	7,448	8,959	38,071	15,453	13,599	10,912	10,628	50,592

Corporate:
Overhead	(34,931)	(33,200)	(30,937)	(33,951)	(133,019)	(34,087)	(33,586)	(33,843)	(33,120)	(134,636)
Insurance subsidiary	(1,503)	(1,347)	(1,775)	(2,032)	(6,657)	(1,452)	(1,182)	(1,769)	(1,782)	(6,185)

	(36,434)	(34,547)	(32,712)	(35,983)	(139,676)	(35,539)	(34,768)	(35,612)	(34,902)	(140,821)

Operating income	145,145	149,479	118,687	152,265	565,576	156,387	149,380	127,357	146,048	579,172
Rent	(83,623)	(85,860)	(84,865)	(84,325)	(338,673)	(85,201)	(86,882)	(88,081)	(88,084)	(348,248)
Depreciation and amortization	(30,558)	(30,545)	(29,174)	(29,745)	(120,022)	(30,490)	(31,355)	(31,992)	(31,893)	(125,730)
Interest, net	(1,674)	(572)	(3,039)	(2,992)	(8,277)	(1,003)	(1,196)	(995)	(273)	(3,467)

Income from continuing operations before income taxes	29,290	32,502	1,609	35,203	98,604	39,693	29,947	6,289	25,798	101,727
Provision (benefit) for income taxes	12,080	13,025	(510)	13,549	38,144	16,352	12,409	901	9,453	39,115

	$17,210	$19,477	$2,119	$21,654	$60,460	$23,341	$17,538	$5,388	$16,345	$62,612

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	Year 2008						Year 2009
	Hospital division	Health services division	Rehabilitation division	Corporate	Eliminations	Consolidated	Hospital division	Health services division	Rehabilitation division	Corporate	Eliminations	Consolidated

Revenues	$1,837,322	$2,093,297	$427,320	$—	$(264,075)	$4,093,864	$1,932,892	$2,150,342	$475,038	$—	$(288,265)	$4,270,007

Salaries, wages and benefits	842,018	1,068,648	371,248	92,249	—	2,374,163	875,788	1,102,975	402,986	101,337	—	2,483,086
Supplies	210,962	103,626	1,744	821	(4)	317,149	221,529	108,038	2,827	664	(2)	333,056
Rent	146,316	186,612	5,555	190	—	338,673	147,494	194,835	5,778	141	—	348,248
Other operating expenses	438,975	599,209	16,257	64,013	(264,071)	854,383	471,764	633,739	18,633	50,332	(288,263)	886,205
Other income	—	—	—	(17,407)	—	(17,407)	—	—	—	(11,512)	—	(11,512)
Depreciation and amortization	48,150	48,645	1,965	21,262	—	120,022	51,932	48,631	2,291	22,876	—	125,730
Interest expense	326	133	—	14,914	—	15,373	2	130	1	7,747	—	7,880
Investment income	(43)	(160)	(48)	(6,845)	—	(7,096)	(7)	(111)	(8)	(4,287)	—	(4,413)

	1,686,704	2,006,713	396,721	169,197	(264,075)	3,995,260	1,768,502	2,088,237	432,508	167,298	(288,265)	4,168,280

Income from continuing operations before income taxes	$150,618	$86,584	$30,599	$(169,197)	$—	98,604	$164,390	$62,105	$42,530	$(167,298)	$—	101,727

Provision for income taxes						38,144						39,115

Income from continuing operations						$60,460						$62,612

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$35,932	$44,627	$1,162	$28,205	$—	$109,926	$26,716	$39,663	$1,043	$30,128	$—	$97,550
Development	33,285	5,466	—	—	—	38,751	42,371	5,687	—	—	—	48,058

	$69,217	$50,093	$1,162	$28,205	$—	$148,677	$69,087	$45,350	$1,043	$30,128	$—	$145,608

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	Fourth Quarter 2008						Fourth Quarter 2009
		Health						Health
	Hospital	services	Rehabilitation				Hospital	services	Rehabilitation
	division	division	division	Corporate	Eliminations	Consolidated	division	division	division	Corporate	Eliminations	Consolidated

Revenues	$465,317	$527,518	$109,707	$—	$(66,323)	$1,036,219	$485,169	$543,638	$114,316	$—	$(73,132)	$1,069,991

Salaries, wages and benefits	207,405	270,938	95,495	23,453	—	597,291	218,409	278,379	96,976	24,197	—	617,961
Supplies	52,853	27,311	457	160	(1)	80,780	56,802	28,231	1,158	218	(1)	86,408
Rent	36,198	46,703	1,399	25	—	84,325	37,153	49,525	1,373	33	—	88,084
Other operating expenses	107,198	147,841	4,796	15,580	(66,322)	209,093	116,747	159,917	5,554	13,434	(73,131)	222,521
Other income	—	—	—	(3,210)	—	(3,210)	—	—	—	(2,947)	—	(2,947)
Depreciation and amortization	13,673	9,925	546	5,601	—	29,745	13,127	12,500	611	5,655	—	31,893
Interest expense	1	48	—	3,786	—	3,835	(1)	32	—	1,401	—	1,432
Investment income	2	(34)	(35)	(776)	—	(843)	(2)	(20)	(2)	(1,135)	—	(1,159)

	417,330	502,732	102,658	44,619	(66,323)	1,001,016	442,235	528,564	105,670	40,856	(73,132)	1,044,193

Income from continuing operations before income taxes	$47,987	$24,786	$7,049	$(44,619)	$—	35,203	$42,934	$15,074	$8,646	$(40,856)	$—	25,798

Provision for income taxes						13,549						9,453

Income from continuing operations						$21,654						$16,345

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$8,230	$10,339	$329	$7,824	$—	$26,722	$6,311	$5,130	$412	$11,229	$—	$23,082
Development	7,673	2,129	—	—	—	9,802	9,606	63	—	—	—	9,669

	$15,903	$12,468	$329	$7,824	$—	$36,524	$15,917	$5,193	$412	$11,229	$—	$32,751

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	Third Quarter 2008						Third Quarter 2009
		Health						Health
	Hospital	services	Rehabilitation				Hospital	services	Rehabilitation
	division	division	division	Corporate	Eliminations	Consolidated	division	division	division	Corporate	Eliminations	Consolidated

Revenues	$434,774	$521,074	$106,796	$—	$(65,515)	$997,129	$468,069	$539,217	$122,625	$—	$(72,423)	$1,057,488

Salaries, wages and benefits	210,107	270,623	94,846	21,640	—	597,216	218,506	279,313	105,990	25,268	—	629,077
Supplies	50,913	26,158	473	225	(3)	77,766	54,152	27,460	629	160	(1)	82,400
Rent	36,461	46,972	1,405	27	—	84,865	37,062	49,471	1,495	53	—	88,081
Other operating expenses	108,936	145,160	4,029	15,160	(65,512)	207,773	116,737	159,061	5,094	13,054	(72,422)	221,524
Other income	—	—	—	(4,313)	—	(4,313)	—	—	—	(2,870)	—	(2,870)
Depreciation and amortization	11,719	11,536	547	5,372	—	29,174	13,275	12,408	584	5,725	—	31,992
Interest expense	—	29	—	3,681	—	3,710	2	30	1	1,708	—	1,741
Investment income	268	(34)	(10)	(895)	—	(671)	(1)	(16)	(2)	(727)	—	(746)

	418,404	500,444	101,290	40,897	(65,515)	995,520	439,733	527,727	113,791	42,371	(72,423)	1,051,199

Income from continuing operations before income taxes	$16,370	$20,630	$5,506	$(40,897)	$—	1,609	$28,336	$11,490	$8,834	$(42,371)	$—	6,289

Provision for income taxes						(510)						901

Income from continuing operations						$2,119						$5,388

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$10,722	$18,318	$271	$7,540	$—	$36,851	$10,226	$5,774	$269	$6,225	$—	$22,494
Development	9,014	1,428	—	—	—	10,442	10,884	597	—	—	—	11,481

	$19,736	$19,746	$271	$7,540	$—	$47,293	$21,110	$6,371	$269	$6,225	$—	$33,975

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	Second Quarter 2008						Second Quarter 2009
		Health						Health
	Hospital	services	Rehabilitation				Hospital	services	Rehabilitation
	division	division	division	Corporate	Eliminations	Consolidated	division	division	division	Corporate	Eliminations	Consolidated

Revenues	$461,064	$525,162	$106,318	$—	$(66,503)	$1,026,041	$487,145	$537,545	$120,450	$—	$(72,086)	$1,073,054

Salaries, wages and benefits	210,575	261,311	91,847	23,683	—	587,416	220,628	272,801	101,824	25,577	—	620,830
Supplies	54,752	25,352	431	234	—	80,769	56,430	26,795	553	134	—	83,912
Rent	37,750	46,611	1,393	106	—	85,860	36,834	48,565	1,459	24	—	86,882
Other operating expenses	109,851	150,537	3,862	15,797	(66,503)	213,544	119,060	158,427	4,474	11,880	(72,086)	221,755
Other income	—	—	—	(5,167)	—	(5,167)	—	—	—	(2,823)	—	(2,823)
Depreciation and amortization	11,455	13,292	485	5,313	—	30,545	13,018	12,038	549	5,750	—	31,355
Interest expense	11	27	—	2,869	—	2,907	1	28	—	2,200	—	2,229
Investment income	(103)	(47)	(2)	(2,183)	—	(2,335)	3	(17)	(2)	(1,017)	—	(1,033)

	424,291	497,083	98,016	40,652	(66,503)	993,539	445,974	518,637	108,857	41,725	(72,086)	1,043,107

Income from continuing operations before income taxes	$36,773	$28,079	$8,302	$(40,652)	$—	32,502	$41,171	$18,908	$11,593	$(41,725)	$—	29,947

Provision for income taxes						13,025						12,409

Income from continuing operations						$19,477						$17,538

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$9,982	$9,669	$280	$8,874	$—	$28,805	$5,335	$10,495	$172	$9,048	$—	$25,050
Development	10,040	1,075	—	—	—	11,115	12,395	1,451	—	—	—	13,846

	$20,022	$10,744	$280	$8,874	$—	$39,920	$17,730	$11,946	$172	$9,048	$—	$38,896

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	First Quarter 2008						First Quarter 2009
		Health						Health
	Hospital	services	Rehabilitation				Hospital	services	Rehabilitation
	division	division	division	Corporate	Eliminations	Consolidated	division	division	division	Corporate	Eliminations	Consolidated

Revenues	$476,167	$519,543	$104,499	$—	$(65,734)	$1,034,475	$492,509	$529,942	$117,647	$—	$(70,624)	$1,069,474

Salaries, wages and benefits	213,931	265,776	89,060	23,473	—	592,240	218,245	272,482	98,196	26,295	—	615,218
Supplies	52,444	24,805	383	202	—	77,834	54,145	25,552	487	152	—	80,336
Rent	35,907	46,326	1,358	32	—	83,623	36,445	47,274	1,451	31	—	85,201
Other operating expenses	112,990	155,671	3,570	17,476	(65,734)	223,973	119,220	156,334	3,511	11,964	(70,624)	220,405
Other income	—	—	—	(4,717)	—	(4,717)	—	—	—	(2,872)	—	(2,872)
Depreciation and amortization	11,303	13,892	387	4,976	—	30,558	12,512	11,685	547	5,746	—	30,490
Interest expense	314	29	—	4,578	—	4,921	—	40	—	2,438	—	2,478
Investment income	(210)	(45)	(1)	(2,991)	—	(3,247)	(7)	(58)	(2)	(1,408)	—	(1,475)

	426,679	506,454	94,757	43,029	(65,734)	1,005,185	440,560	513,309	104,190	42,346	(70,624)	1,029,781

Income from continuing operations before income taxes	$49,488	$13,089	$9,742	$(43,029)	$—	29,290	$51,949	$16,633	$13,457	$(42,346)	$—	39,693

Provision for income taxes						12,080						16,352

Income from continuing operations						$17,210						$23,341

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$6,998	$6,301	$282	$3,967	$—	$17,548	$4,844	$18,264	$190	$3,626	$—	$26,924
Development	6,558	834	—	—	—	7,392	9,486	3,576	—	—	—	13,062

	$13,556	$7,135	$282	$3,967	$—	$24,940	$14,330	$21,840	$190	$3,626	$—	$39,986

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2008 Quarters					2009 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	81	81	82	82		82	82	82	83
Number of licensed beds	6,358	6,358	6,428	6,482		6,520	6,520	6,520	6,580

Revenue mix %:
Medicare	57	56	54	55	55	56	55	55	56	55
Medicaid	9	9	11	11	10	10	10	11	9	10
Medicare Advantage	8	9	9	10	9	10	11	9	9	10
Commercial insurance and other	26	26	26	24	26	24	24	25	26	25

Admissions:
Medicare	7,920	7,268	6,786	7,054	29,028	7,421	7,117	6,875	7,283	28,696
Medicaid	1,034	1,008	1,148	1,043	4,233	1,052	1,053	1,165	984	4,254
Medicare Advantage	901	849	869	968	3,587	1,094	1,091	926	919	4,030
Commercial insurance and other	1,814	1,799	1,748	1,727	7,088	1,921	1,869	1,969	2,280	8,039

	11,669	10,924	10,551	10,792	43,936	11,488	11,130	10,935	11,466	45,019

Admissions mix %:
Medicare	68	67	64	65	66	65	64	63	63	64
Medicaid	9	9	11	10	10	9	9	11	9	9
Medicare Advantage	8	8	8	9	8	9	10	8	8	9
Commercial insurance and other	15	16	17	16	16	17	17	18	20	18

Patient days:
Medicare	216,737	210,064	188,832	190,794	806,427	197,377	197,203	188,712	196,067	779,359
Medicaid	50,335	50,676	54,108	53,304	208,423	50,868	50,485	53,585	47,352	202,290
Medicare Advantage	28,453	29,219	28,529	31,744	117,945	35,229	36,806	29,912	30,315	132,262
Commercial insurance and other	66,270	67,847	64,449	63,688	262,254	65,509	61,960	65,717	74,253	267,439

	361,795	357,806	335,918	339,530	1,395,049	348,983	346,454	337,926	347,987	1,381,350

Average length of stay:
Medicare	27.4	28.9	27.8	27.0	27.8	26.6	27.7	27.4	26.9	27.2
Medicaid	48.7	50.3	47.1	51.1	49.2	48.4	47.9	46.0	48.1	47.6
Medicare Advantage	31.6	34.4	32.8	32.8	32.9	32.2	33.7	32.3	33.0	32.8
Commercial insurance and other	36.5	37.7	36.9	36.9	37.0	34.1	33.2	33.4	32.6	33.3
Weighted average	31.0	32.8	31.8	31.5	31.8	30.4	31.1	30.9	30.3	30.7

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2008 Quarters					2009 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital data (continued):
Revenues per admission:
Medicare	$34,128	$35,717	$34,721	$36,029	$35,127	$37,262	$37,748	$37,105	$37,620	$37,436
Medicaid	41,853	42,271	40,798	50,577	43,816	45,160	45,759	43,640	43,314	44,465
Medicare Advantage	42,167	46,448	45,679	46,305	45,148	46,387	46,950	47,597	47,807	47,141
Commercial insurance and other	68,691	66,385	64,431	65,774	66,345	61,286	63,716	59,957	54,662	59,647
Weighted average	40,806	42,206	41,207	43,117	41,818	42,872	43,769	42,805	42,314	42,935

Revenues per patient day:
Medicare	$1,247	$1,236	$1,248	$1,332	$1,264	$1,401	$1,362	$1,352	$1,397	$1,378
Medicaid	860	841	866	990	890	934	954	949	900	935
Medicare Advantage	1,335	1,350	1,391	1,412	1,373	1,440	1,392	1,473	1,449	1,436
Commercial insurance and other	1,880	1,760	1,748	1,784	1,793	1,797	1,922	1,796	1,678	1,793
Weighted average	1,316	1,289	1,294	1,370	1,317	1,411	1,406	1,385	1,394	1,399

Medicare case mix index (discharged patients only)	1.12	1.16	1.14	1.17	1.15	1.22	1.23	1.19	1.18	1.21

Average daily census	3,976	3,932	3,651	3,691	3,812	3,878	3,807	3,673	3,782	3,785
Occupancy %	67.9	67.1	62.2	62.1	64.8	66.0	64.7	63.6	64.3	64.7

Annualized employee turnover %	25.0	25.9	25.7	25.2		21.3	22.1	22.8	22.1

Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	218	218	218	218		218	218	218	218
Managed	4	4	4	4		4	4	4	4

	222	222	222	222		222	222	222	222

Number of licensed beds:
Owned or leased	27,569	27,449	27,422	27,252		27,138	27,138	27,086	27,038
Managed	485	485	485	485		485	485	485	485

	28,054	27,934	27,907	27,737		27,623	27,623	27,571	27,523

Revenue mix %:
Medicare	35	35	33	34	34	35	35	34	33	34
Medicaid	42	43	43	43	43	41	41	42	43	42
Medicare Advantage	5	5	5	5	5	6	6	6	6	6
Private and other	18	17	19	18	18	18	18	18	18	18

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2008 Quarters					2009 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Nursing center data (continued):
Patient days (excludes managed facilities):
Medicare	401,468	394,520	365,125	361,977	1,523,090	374,853	375,140	360,009	353,443	1,463,445
Medicaid	1,356,401	1,347,763	1,387,819	1,374,670	5,466,653	1,326,654	1,323,157	1,357,596	1,368,198	5,375,605
Medicare Advantage	64,929	68,850	69,655	69,083	272,517	80,352	82,652	84,322	86,449	333,775
Private and other	413,510	406,564	419,071	420,193	1,659,338	403,320	415,510	415,467	403,166	1,637,463

	2,236,308	2,217,697	2,241,670	2,225,923	8,921,598	2,185,179	2,196,459	2,217,394	2,211,256	8,810,288

Patient day mix %:
Medicare	18	18	16	16	17	17	17	16	16	17
Medicaid	61	61	62	62	61	61	60	61	62	61
Medicare Advantage	3	3	3	3	3	4	4	4	4	4
Private and other	18	18	19	19	19	18	19	19	18	18

Revenues per patient day:
Medicare Part A	$428	$430	$433	$455	$437	$457	$459	$464	$466	$461
Total Medicare (including Part B)	461	465	474	497	474	497	500	508	510	503
Medicaid	159	166	163	163	163	165	167	166	170	167
Medicare Advantage	369	373	370	381	373	380	392	398	405	394
Private and other	229	227	230	231	229	235	232	234	239	235
Weighted average	232	237	232	237	235	243	245	243	246	244

Average daily census	24,575	24,370	24,366	24,195	24,376	24,280	24,137	24,102	24,035	24,138
Admissions (excludes managed facilities)	18,215	17,634	16,903	17,234	69,986	18,166	18,456	17,803	18,376	72,801
Occupancy %	89.3	89.1	89.2	88.9	89.1	89.3	88.9	88.9	88.9	89.0
Medicare average length of stay	35.2	35.7	36.5	34.8	35.5	34.8	35.5	36.3	35.1	35.4

Annualized employee turnover %	48.2	50.2	51.0	48.9		37.9	39.9	40.2	38.9

Rehabilitation data:
Revenue mix %:
Company-operated	65	64	62	61	63	61	60	59	64	61
Non-affiliated	35	36	38	39	37	39	40	41	36	39

Sites of service (at end of period)	650	658	659	655		661	659	660	622
Revenue per site	$160,767	$161,578	$162,058	$167,492	$651,895	$177,984	$182,775	$185,797	$183,789	$730,345

Therapist productivity %	81.9	81.3	80.1	82.3	81.4	84.8	84.8	83.5	83.8	84.2

Annualized employee turnover %	13.1	13.5	13.2	13.3		10.9	11.6	13.1	12.8

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Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(In thousands, except per share amounts)

	Three months ended December 31,				Year ended December 31,
	2009		2008		2009		2008
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings:
Income from continuing operations:
As reported in Statement of Operations	$16,345	$16,345	$21,654	$21,654	$62,612	$62,612	$60,460	$60,460
Allocation to participating unvested restricted stockholders	(260)	(259)	(439)	(437)	(1,094)	(1,090)	(1,374)	(1,355)

Available to common stockholders	$16,085	$16,086	$21,215	$21,217	$61,518	$61,522	$59,086	$59,105

Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$2,396	$2,396	$970	$970	$931	$931	$(3,399)	$(3,399)
Allocation to participating unvested restricted stockholders	(38)	(38)	(20)	(20)	(16)	(16)	77	76

Available to common stockholders	$2,358	$2,358	$950	$950	$915	$915	$(3,322)	$(3,323)

Gain (loss) on divestiture of operations:
As reported in Statement of Operations	$567	$567	$(1,430)	$(1,430)	$(23,432)	$(23,432)	$(20,776)	$(20,776)
Allocation to participating unvested restricted stockholders	(9)	(9)	29	29	409	408	472	466

Available to common stockholders	$558	$558	$(1,401)	$(1,401)	$(23,023)	$(23,024)	$(20,304)	$(20,310)

Net income:
As reported in Statement of Operations	$19,308	$19,308	$21,194	$21,194	$40,111	$40,111	$36,285	$36,285
Allocation to participating unvested restricted stockholders	(307)	(306)	(430)	(428)	(701)	(698)	(825)	(813)

Available to common stockholders	$19,001	$19,002	$20,764	$20,766	$39,410	$39,413	$35,460	$35,472

Shares used in the computation:
Weighted average shares outstanding - basic computation	38,465	38,465	38,123	38,123	38,339	38,339	37,830	37,830

Dilutive effect of employee stock options		158		142		128		567
Dilutive effect of performance-based restricted shares		70		—		35		—

Adjusted weighted average shares outstanding - diluted computation		38,693		38,265		38,502		38,397

Earnings per common share:
Income from continuing operations	$0.42	$0.42	$0.56	$0.55	$1.61	$1.60	$1.56	$1.54
Discontinued operations:
Income (loss) from operations	0.06	0.06	0.02	0.03	0.02	0.02	(0.09)	(0.09)
Gain (loss) on divestiture of operations	0.01	0.01	(0.04)	(0.04)	(0.60)	(0.60)	(0.53)	(0.53)

Net income	$0.49	$0.49	$0.54	$0.54	$1.03	$1.02	$0.94	$0.92

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options and performance-based restricted shares. On January 1, 2009, the Company adopted the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Fourth Quarter Results Exceed High End of Company’s Guidance

February 22, 2010

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2010 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges (a)
	As of February 22, 2010		As of November 2, 2009
	Low	High	Low	High

Operating income	$571	$579	$575	$583

Rent	360	360	364	364
Depreciation and amortization	123	123	123	123
Interest, net	5	5	5	5

Income from continuing operations before income taxes	83	91	83	91
Provision for income taxes	35	37	35	37

Income from continuing operations	48	54	48	54
Allocation to participating unvested restricted stockholders	1	1	1	1

Available to common stockholders	$47	$53	$47	$53

Earnings per diluted share	$1.20	$1.35	$1.20	$1.35

Shares used in computing earnings per diluted share	39.0	39.0	39.0	39.0

(a)	The Company indicated that the earnings guidance includes the estimated impact of the new RUGs IV Medicare payment system changes for nursing centers as well as the new Medicare rules regarding concurrent therapy, both of which are scheduled to become effective on October 1, 2010. The Company also indicated that the earnings guidance does not reflect other significant changes in reimbursement, any material acquisitions or divestitures or any repurchases of common stock.

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